Exhibit 99.7

Daybreak Announces Board Reorganization

SPOKANE, Wash., December 20, 2007 -- Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM) (Daybreak or the Company) a Washington Corporation, today announced that the Board of Directors has accepted the resignations of Eric Moe, Terrence Dunne, Thomas Kilbourne, Jeffrey Dworkin, Michael Curtis and Robert Martin as Directors of the Company. Mr. Dale Lavigne will remain on the board as Chairman, Mr. Ronald Lavigne and Mr. Tim Lindsey will also remain as Directors.

Mr. Dale Lavigne, Chairman of the Board stated, “Daybreak is taking a further step in its efforts to create a well positioned independent oil and gas company.  Going forward, the Board will seek qualified director candidates in order to construct a predominantly independent Board to guide the growth of the Company.  I appreciate the efforts of Messrs. Moe, Dunne, Kilbourne, Dworkin, Curtis and Martin in their guidance in leading Daybreak through its initial start up phase.  Making these changes along with the management changes announced on Monday, December 17, 2007 positions Daybreak to take the Company into its next phase of growth.”

For more information about Daybreak Oil and Gas Inc., please visit its website at www.daybreakoilandgas.com.
Contact:

Tim Lindsey	Telephone:	281-253-4576
	Email:	lagotoro@sbcglobal.net

James Westmoreland	Telephone:	713-829-6062
	Email:	jimwestmoreland@comcast.net

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "should", "up to", "approximately", "likely", or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.